UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

      Date of Report (Date of earliest event reported): August 11, 2008


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
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(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     On August 11, 2008, Conseco, Inc. ("Conseco" or the "Company") and CDOC, Inc., a wholly owned subsidiary of Conseco (and together with Conseco, the "Conseco Parties"), entered into a Transfer Agreement with Senior Health Care Transition Trust (the "Transition Trust"), pursuant to which the Conseco Parties would transfer the stock of Conseco Senior Health Insurance Company ("CSHI") to an independent trust to be named Senior Health Care Oversight Trust (the "Independent Trust") for the exclusive benefit of CSHI's long-term care policyholders. Consummation of the transaction is conditioned upon receipt of the approval of the Pennsylvania Insurance Department.

     In addition to the transfer of the CSHI stock, the Conseco Parties have agreed to contribute $175 million of additional capital to CSHI and the Independent Trust. Following the transfer, CSHI will be re-named Senior Health Insurance Company of Pennsylvania and will be run by management transferred from Conseco.

     To effect the transfer of the CSHI stock to the Independent Trust, Conseco has formed the Transition Trust, which has filed for regulatory approval of the transfer with the Pennsylvania Insurance Department. Upon receipt of such approval and satisfaction of all other closing conditions, the Transition Trust will merge with and into the Independent Trust.

     Conseco expects to record accounting charges totaling approximately $1.2 billion related to the transaction, comprised of CSHI's equity (as calculated in accordance with generally accepted accounting principles), an additional valuation allowance for deferred tax assets and the capital contribution to CSHI and the Independent Trust. Just over $500 million of the accounting charge will be recognized in Conseco's second quarter 2008 financial statements.

     Additional information regarding the transaction is set forth in the press release issued by the Company, which is filed as Exhibit 99.1 to this Form 8-K, the additional materials filed as Exhibit 99.2 to this Form 8-K and the Application for Change of Control (Form A) filed with the Pennsylvania Insurance Department (Exhibit 10.37 to this Form 8-K). The Form A includes as one of its attachments the Transfer Agreement and the other agreements to be entered into upon consummation of the transaction.



Item 2.02. Results of Operations and Financial Condition.

     The press release issued by the Company on August 11, 2008, which is filed as Exhibit 99.1 to this Form 8-K, contains, among other things, certain financial information regarding the expected impact of the transaction described in Item 1.01 above on our results of operations for the quarter ended June 30, 2008.



Item 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits

          10.37 Form A Statement Regarding the Acquisition of Control of Conseco Senior Health Insurance Company, including the Transfer Agreement dated as of August 11, 2008 by and among Conseco, CDOC, Inc. and Senior Health Care Transition Trust.

          99.1     Press release of Conseco, Inc.

          99.2     Additional materials.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

August 11, 2008
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer